Exhibit 99.1

Ampio Provides Progress Report on Clinical Programs in Preparation for Annual Shareholders Meeting

GREENWOOD VILLAGE, Colo., November 14, 2012 /PRNewswire/ — Ampio Pharmaceuticals, Inc. (AMPE), a biopharmaceutical company developing repurposed drugs and new molecular entities (NMEs) that treat inflammatory diseases, including osteoarthritis, diabetic macular edema (DME) and sexual dysfunction is providing this update on its recent activities ahead of its scheduled shareholder meeting that will take place on December 15, 2012.

“Our goal was to commercialize our extensive drug and patent portfolio to the benefit of our shareholders,” said Michael Macaluso, CEO. “We are now entering the pivotal clinical trial phase for the three drugs and one diagnostic device which have most near term promise and will soon either be licensed, sold, partnered or directly distributed by Ampio. Once this is accomplished, we will move up other drugs from our pipeline into the development phase.”

The update is as follows:

Sexual Dysfunction drugs

This program includes Zertane™, for the treatment of premature ejaculation (PE), and Zertane ED™, for the treatment of comorbid premature ejaculation and erectile dysfunction (ED).

•	Ampio has completed two phase 3 clinical trials in Europe on Zertane™.

•	Ampio is poised to file an IND for pivotal trials under the 505(b)2 pathway in the USA adhering to the guidance provided by the FDA during our Pre-IND meeting.

•	Ampio has identified sites to conduct its pivotal trials in the USA.

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Ampio will be filing for approval of Zertane™, based on the European trials results, in Australia (TGA). Approval in Australia will facilitate approval in many countries in Latin America and the Pacific Rim where we have already licensed Zertane™.

•	Ampio has secured a manufacturing agreement with Ethypharm (France) to produce the ODT formulation of Zertane™, which will be used for the pivotal trials in the USA.

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Ampio entered into a contract with Syngene (Bangalore, India) to manufacture Zertane ED™, which will be used in clinical trials in South Korea, in compliance with FDA standards, by its partner/licensee Daewoong.

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Ampio was awarded multiple US and international patents on Zertane™ and was recently awarded patents on the combination treatment for PE and ED (as well as patents for the reduction of potential side effects of tramadol) in China, Europe and multiple other countries.

•	Ampio has secured licenses in Brazil and S. Korea for these drugs and is currently in discussions with potential global partners.

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Ampio has contracted Pharmeret, Inc. (Cambridge, MA) to complete the development of the Patient Outcome for Premature Ejaculation (POPE) patient reported outcome (PRO) tool for the evaluation of premature ejaculation therapy. When completed in the next few weeks this will be the only validated PRO tool for PE in the FDA environment. The completion of the POPE trial will allow Ampio to file the IND in the USA and conclude its negotiations with pharmaceutical partners.

Optina™

Optina™ is an orally administered ultra-low dose of danazol for the treatment of diabetic macular edema (DME).

•	A phase 2a clinical trial conducted in Canada demonstrated encouraging results.

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Scientific, peer-reviewed manuscripts, on the mechanism of action of the Optina™ were recently published in BBRC (Biochem Biophys Res Commun. 2012 May 18;421(4):707-12) and as a cover story was published in Retina Today (October 2012 issue).

•	Ampio has entered into a manufacturing agreement with CIPLA (Mumbai, India) to provide the active ingredient, danazol for Optina™.

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Ampio entered into a contractual agreement for the formulation of Optina™ with Green Mountain (Denver, Colorado) to produce the ultra-low doses of Optina™, which will be used in the forthcoming phase 2b clinical trials in the USA and elsewhere. The trials will be conducted under a 505(b)2 pathway in adherence to guidance provided by the FDA at a pre-IND meeting. It is anticipated that an IND will be submitted shortly.

•	Ampio will conduct pivotal trials in Europe (sites identified) for this indication.

•	Ampio was recently awarded multiple patents both in the USA and worldwide for Optina™.

•	Ampio is engaged in discussions with potential partners for Optina™.

Ampion™

Ampion™ is a unique anti-inflammatory biologic being developed for the treatment of osteoarthritis of the knee.

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Ampio entered into a manufacturing agreement with Sypharma (Australia) for the production of Ampion™ for intra articular injection. The initial production run was completed and the stability-testing program, conducted in parallel to the clinical trials, is underway.

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Ampio has recently met with the CBER division of the FDA and received guidance for the conduct of pivotal trials for approval in the USA. Both open label and placebo-controlled trials will be conducted over the next year to provide the full 1500 patient exposure for safety and clinical efficacy data. The recent FDA discussions have indicated that if the results of these trials mirror the successful outcomes seen in the Australian trials it will be sufficient for registration as a chronic use therapy. An IND will be submitted shortly.

•	Multiple sites for the conduct of the trials were identified and several CRO’s proposals were received and evaluated.

•	Ampio has an extensive portfolio of patents for Ampion™ and expects additional patents to be awarded, worldwide that encompass composition of matter, uses and synthesis patents.

Methyl Phenidate derivative

DMI6867 was selected from a class of compounds belonging to analogues of methyl phenidates synthesized and patented by Ampio. In-vitro experiments have demonstrated beneficial effects of DMI6867 on several cancer cell lines as well as on angiogenesis and inflammation cell models. The mechanism of action appears to be novel and will be published in peer reviewed journals.

•	Ampio was awarded composition of matter patents as well as use patents worldwide for this compound and for several other analogues.

•	Ampio recently entered into a preclinical development agreement for this lead compound with Syngene (Bangalore, India).

•	The initial selected indications to be developed in this preclinical phase will be for cancer in the orphan drug category and for neuroinflammatory conditions such as Alzheimer’s disease.

•	It is anticipated that this preclinical phase up to an IND filing will be completed in approximately 14 months.

Oxidation-reduction potential (ORP)

ORP is a point of care diagnostic platform developed by Ampio for multiple indications. The platform technology includes a specifically designed, battery operated, instrument-reader and of disposable electrodes/ strips- a concept analogous to a glucometer and its disposable strips. ORP is a homeostatic parameter reflecting the balance between pro and anti-oxidants in a system (it is a measure of electron transfer). An elevated blood ORP indicates increased oxidative stress.

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Ampio has just been awarded two USA patents for the disposable electrodes and multiple additional patents are pending worldwide on various aspects of the program including use patents and others. Other patented measured and calculated parameters indicate reductive reserves, meaning how much anti-oxidant reserve a patient has before oxidative stress starts damaging important biological structures and molecules.

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Ampio entered into a manufacturing contract with UHV (San Jose, CA) for the manufacture of the single-use disposable electrodes and the instrument/reader is in its final stages of development/assembly.

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Multiple clinical studies have been completed (thousands of patients) encompassing the many potential indications for this platform technology and are awaiting final analysis and publication of results. Ampio will focus the initial clinical indication to the best obtained results from these extensive clinical studies.

•	Ampio believes the ORP device will be cleared by the FDA under a 510(k).

•	Ampio anticipates spinning-off this program into a separately financed entity.

About Ampio

Ampio Pharmaceuticals, Inc. develops innovative proprietary drugs for inflammation, eye disease, kidney disease, CNS disease, metabolic disease and male sexual dysfunction. The product pipeline includes new uses for previously approved drugs and new molecular entities (“NMEs”). By concentrating on development of new uses for previously approved drugs, approval timelines, costs and risk of clinical failure are reduced because these drugs have strong potential to be safe and effective while their shorter development times can significantly increase near term value. A key strategy includes actively exploring partnership, licensing and other collaboration opportunities to maximize Ampio’s product development programs. For more information about Ampio, please visit our website, www.ampiopharma.com.

Forward-Looking Statements

Ampio’s statements in this press release that are not historical fact and that relate to future plans or events are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by use of words such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions. These forward-looking statements include risks associated with clinical trials, expected results, regulatory approvals, successful commercialization and marketing of Zertane™ and the combination drug in Korea, and changes in business conditions and similar events. The risks and uncertainties involved include those detailed from time to time in Ampio’s filings with the Securities and Exchange Commission, including Ampio’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Contact: Rick Giles, Investor Relations, Ampio Pharmaceuticals, Inc. 720-437-6500